Exhibit 10.5

SECOND AMENDMENT TO EXPENSE SUPPORT

AND RESTRICTED STOCK AGREEMENT

THIS SECOND AMENDMENT TO EXPENSE SUPPORT AND RESTRICTED STOCK AGREEMENT (this “Second Amendment to Expense Support Agreement”), is effective as of April 3, 2014 (the “Effective Date”), by and between CNL Healthcare Properties, Inc. (the “Company”) and CNL Healthcare Manager Corp. (the “Property Manager”). The Company and the Property Manager are each sometimes individually referred to as, a “Party” and collectively as, the “Parties.”

R E C I T A L S:

WHEREAS, the Parties entered into that certain Property Management and Leasing Agreement dated as of June 28, 2012 by and between the Parties (the “Property Manager Agreement”);

WHEREAS, the Parties entered into that certain Expense Support and Restricted Stock Agreement dated effective as of July 1, 2013, as amended by a First Amendment to Expense Support and Restricted Stock Agreement dated November 7, 2013 (collectively, the “Expense Support Agreement”);

WHEREAS, pursuant to paragraph 13 of the Expense Support Agreement the Parties may amend the Expense Support Agreement by a writing executed by all of the Parties; and

WHEREAS, the Parties desire to amend and restate Section 3, Section 4, and Section 5 of the Expense Support Agreement, which said changes shall supersede such certain provisions of said agreement.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Parties, intending to be legally bound, do hereby agree as follows:

1.      Recitals; Certain Definitions.

(a)	The foregoing recitals are true and correct in all material respects, and are by this reference incorporated herein and made a part hereof.

(b)	As used herein, the following capitalized terms shall have the below meanings:

Advisory Agreement – shall mean that certain Advisory Agreement by and between the Company and CNL Healthcare Corp., dated as of June 8, 2011, as amended by a First Amendment to Advisory Agreement dated as of October 5, 2011, and as further amended by a Second Amendment to Advisory Agreement dated as of March 20, 2013 (collectively, the “Advisory Agreement”).

Board – shall have the meaning ascribed to such term in the Advisory Agreement.

Cause – shall have the meaning ascribed to such term in the Advisory Agreement.

Common Shares – shall have the meaning ascribed to such term in the Advisory Agreement.

Distributions – shall have the meaning ascribed to such term in the Advisory Agreement; provided, however, that for purposes of Section 3 only of this Second Amendment to Expense Support Agreement the term shall exclude any Distributions made on Restricted Stock and any other Common Shares held by the Property Manager.

Exit Event – shall mean a Liquidity Event, or a Sale of all or substantially all of the assets of the Company in a single or series of transactions.

Exit Event Consideration – shall mean the Net Sales Proceeds or other consideration to be received or received by the Stockholders in connection with an Exit Event, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or other entity.

Good Reason – shall have the meaning ascribed to such term in the Advisory Agreement.

Invested Capital – shall have the meaning ascribed to such term in the Advisory Agreement; provided, however, that for purposes of this Second Amendment to Expense Support Agreement the term shall exclude Invested Capital, if any, relating to Restricted Stock and any other Common Shares held by the Property Manager.

Liquidity Event– shall have the meaning ascribed to such term in the Advisory Agreement.

Net Sales Proceeds – shall have the meaning ascribed to such term in the Advisory Agreement.

Priority Return– shall have the meaning ascribed to such term in the Advisory Agreement; and for avoidance of doubt, does not included shares of Restricted Stock or any other Common Shares held by the Property Manager.

Restricted Stock – shall have the meaning ascribed to such term in the Expense Support Agreement.

Sale – shall have the meaning ascribed to such term in the Advisory Agreement.

Stockholders – shall have the meaning ascribed to such term in the Advisory Agreement; provided, however, that for purposes of this Second Amendment to Expense Support Agreement the term shall exclude the Property Manager.

2.      Amendment to Section 3 of the Expense Support Agreement. The Parties hereby amend and restate Section 3 of the Expense Support Agreement in its entirety; and Section 3 as amended and restated shall henceforth read as follows:

“3)	Vesting; Forfeiture.

(a)      Exit Event. Except as otherwise provided in Section 3(b), below, the Restricted Stock shall vest immediately prior to or upon the occurrence of an Exit Event in which, and only to the extent by which, (A) the sum of (i) the Exit Event Consideration, or other value attributable to the Common Shares of the Stockholders as a result of the Exit Event, plus (ii) total Distributions declared from the Company’s inception through the effective date of the Exit Event, exceeds (B) the sum of (i) Invested Capital, plus (ii) the total Distributions required to pay a Priority Return to the Stockholders from the Company’s inception through the effective date of the Exit Event. All issued and outstanding shares of Restricted Stock that do not so vest in connection with an Exit Event shall be immediately and permanently forfeited.

(b)      Termination of the Property Manager Agreement.

(1)      Without Cause. In the event the Property Manager Agreement is terminated or not renewed by the Company without Cause prior to an Exit Event, the Restricted Stock will immediately vest as of the effective date of such termination (an “Undue Termination”), provided that, and only to the extent by which, (A) the sum of (i) Board’s most recent determination of net asset value per share of the Common Shares multiplied by the number of Common Shares issued and outstanding and held of record by the Stockholders, plus (ii) total Distributions declared from the Company’s inception through the effective date of the Undue Termination, exceeds (B) the sum of (i) Invested Capital, plus (ii) the total Distributions required to pay a Priority Return to the Stockholders from the Company’s inception through the effective date of the Undue Termination. All issued and outstanding shares of Restricted Stock that do not so vest in connection with an Undue Termination of the Property Manager shall be immediately and permanently forfeited.

(2)      For Cause. In the event the Property Manager Agreement is terminated or not renewed by the Company for Cause prior to an Exit Event, all of the issued and outstanding shares of the Restricted Stock shall be immediately and permanently forfeited.

(3)      Without Good Reason. In the event the Property Manager Agreement is terminated or not renewed by the Property Manager without Good Reason prior to an Exit Event, all of the issued and outstanding shares of the Restricted Stock shall be immediately and permanently forfeited.

(c)      The Board’s good faith determination of the excess amount over the thresholds, and the vesting or forfeiture of the Restricted Stock, in whole or in part, pursuant to Section 3(a) or Section 3(b)(1), above, shall be final and binding upon the Parties.”

3.      Deletion of 4 of the Expense Support Agreement. The provisions of Section 4 of the Expense Support Agreement have been amended and restated and incorporated into the amendment and restatement of Section 3, as above, and accordingly, Section 4 of the Expenses Support Agreement is hereby deleted in its entirety; and shall hereafter read as follows:

“4)      [RESERVED]”

4.      Amendment to Section 5 of the Expense Support Agreement. The Parties hereby amend and restate Section 5 of the Expense Support Agreement in its entirety; and Section 5 as amended and restated shall henceforth read as follows:

“5)      Certain Restrictions Prior to Vesting. Prior to the vesting of the Restricted Stock pursuant to Section 3, the Property Manager shall not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or any of the rights relating thereto; and any such transfer or encumbrance or any attempt to transfer or encumber the Restricted Stock or the rights relating thereto shall be wholly ineffective and void ab initio.”

5.      Terms. All other terms and conditions as contained in the Expense Support Agreement shall remain unchanged and will continue to bind the Parties with respect to the transaction as contemplated therein.

Signature Page Follows.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to Expense Support Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

CNL HEALTHCARE PROPERTIES, INC.

By:	/s/ Stephen H. Mauldin
Name:	Stephen H. Mauldin
Title:	Chief Executive Officer

CNL HEALTHCARE MANAGER CORP.

By:	/s/ Holly J. Greer
Name:	Holly J. Greer
Title:	Senior Vice President

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